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                                Exhibit 27(n)(i)



                          Consent of Ernst & Young LLP


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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our reports (1) dated February 14, 2003 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company, and (2) dated January 31, 2003 with respect to the financial statements of the Transamerica Occidental Life Separate Account VUL-3, included in Post-Effective Amendment No. 4 to the Registration Statement (Form N-6 No. 333-91851) and related Prospectus of Transamerica Occidental Life Separate Account VUL-3.

                                                  ERNST & YOUNG LLP

Des Moines, Iowa
April 24, 2003